UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 20, 2006
(Date of earliest event reported)

PG&E Corporation
(Exact Name of Registrant as specified in Charter)

California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Market, Spear Tower, Suite 2400, San Francisco, CA		94105
(Address of principal executive offices)		(Zip code)

(415) 267-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Pacific Gas and Electric Company
(Exact Name of Registrant as specified in Charter)

California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
77 Beale Street, P. O. Box 770000, San Francisco, CA		94177
(Address of principal executive offices)		(Zip code)

(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 16, 2006, the U.S. Court of Appeals for the Ninth Circuit (Ninth Circuit) dismissed as moot an appeal of the order issued by the U.S. Bankruptcy Court for the Northern District of California that confirmed Pacific Gas and Electric Company’s (Utility) plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Utility’s plan of reorganization became effective on April 12, 2004. The appeal was filed by two former commissioners of the California Public Utilities Commission (CPUC) who did not vote to approve the December 19, 2003 settlement agreement among PG&E Corporation, the Utility, and the CPUC to resolve the Utility’s Chapter 11 case.

The Ninth Circuit’s decision will become final on June 14, 2006, 90 days after entry of judgment, assuming that the former commissioners do not file either a petition for rehearing with the Ninth Circuit or a petition seeking review by the U.S. Supreme Court.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

Dated: March 20, 2006